Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

This “Supplemental Indenture” is entered into as of June 30, 2006 by and between CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Company”), as successor to CarrAmerica Realty Corporation, a Maryland corporation (“CARC”), CarrAmerica Realty, L.P., a Delaware limited partnership, as guarantor (the “Guarantor”), and U.S. Bank Trust National Association, a bank association organized under the laws of the United States, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, CARC, the Guarantor and the Trustee entered into that certain Indenture dated as of January 11, 2002 (the “Original Indenture”), and CARC issued (i) pursuant to the Original Indenture and the Officers’ Certificate dated March 3rd, 2004 its 3.625% Senior Notes due 2009, (ii) pursuant to the Original Indenture and the Officers’ Certificate dated November 25, 2002 its 5.25% Senior Notes due 2007, (iii) pursuant to the Original Indenture and the Officers’ Certificate dated November 20, 2002 its 5.261% Senior Notes due 2007 and (iv) pursuant to the Original Indenture and the Officers’ Certificate dated January 11, 2002 its 7.125% Senior Notes due 2012 (collectively, the “Notes”);

WHEREAS, the Company, CARC, the Guarantor and the Trustee entered into that certain First Supplemental Indenture dated as of June 30, 2004 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), which provided for (i) the assumption by the Company of the due and punctual performance and observance of all of the obligations, covenants and conditions to be performed by CARC under the Original Indenture and (ii) the Company’s succession and substitution for CARC with respect to the Original Indenture and the Notes;

WHEREAS, Section 902 of the Indenture provides that the Company, the Guarantor and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of all outstanding Notes, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 8, 2006 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, together with the Statement, the “Offer”), from each Holder of such Notes;

WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two and Article Three of this Supplemental Indenture (the “Amendments”) having been approved by Holders of not less than a majority in principal amount of all outstanding Notes voting as a single class (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will become operative concurrently with the Mergers (as defined in the Statement)

and provided all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Mergers;

WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of a majority in principal amount of all outstanding Notes (voting as a single class) to effect the Amendments;

WHEREAS, each of the Company and the Guarantor have been authorized by or pursuant to a Board Resolution, and the Company has been authorized by the Guarantor, to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree as follows:

ARTICLE ONE

SECTION 1.01. Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

SECTION 2.01. Amendments to Table of Contents.

The Table of Contents of the Indenture is amended by deleting the titles to Sections 514, 1004 and 1007 through and including 1010, and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. Elimination of Certain Definitions and References.

The Indenture is amended by deleting (i) all definitions of terms in Section 101 and references to definitions of terms that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture and (ii) all references to Sections of the Indenture that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

SECTION 3.02. Elimination of Certain Provisions in Article 5.

(i) Section 501 of the Indenture is amended by (a) deleting the text of each of clauses (3), (4) and (7) in its entirety and, in each case, inserting in lieu thereof the phrase “[intentionally omitted];” and (b) deleting from clause (5) and clauses (A), (B) and (C) of clause (6) the phrase “, a Guarantor or any Significant Subsidiary”; and

(ii) Article 5 of the Indenture is further amended by deleting the text of Section 514 in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

SECTION 3.03. Amendment of Certain Provisions in Article 8.

Section 801 of the Indenture is amended by deleting the text of clause (2) of Section 801 in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.04. Amendment of Certain Provisions in Article 10.

Article 10 of the Indenture is amended by deleting the text of each of Sections 1004 and 1007 through and including 1010 in its entirety and inserting, in each case, in lieu thereof the phrase “[intentionally omitted].”

SECTION 3.05. Amendment of Certain Provisions in Article 12.

Section 1208 of the Indenture is amended by deleting clause (ii) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

ARTICLE FOUR

SECTION 4.01. Effectiveness of Amendments to Indenture.

Notwithstanding any other provision of this Supplemental Indenture, (i) this Supplemental Indenture shall be effective upon its signing by the parties hereto but (ii) the Amendments shall become operative concurrently with the Mergers (as defined in the Statement) and provided all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Mergers.

SECTION 4.02. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

SECTION 4.03. Counterparts.

This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

SECTION 4.04. Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.05. Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

SECTION 4.06. Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.07. Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and thereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture, the Indenture or the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By: CarrAmerica Realty Corporation, Its General Partner

By:	/s/ Stephen E. Riffee
Name: Title:	Stephen E. Riffee Chief Financial Officer

Attest:

By:	/s/ Ann Marie Pulsch
Name: Title:	Ann Marie Pulsch Assistant Corporate Secretary

CARRAMERICA REALTY, L.P.

By: CarrAmerica Realty GP Holdings, Inc., its general partner

By:	CarrAmerica Realty Operating Partnership, L.P., its sole and managing member

By: CarrAmerica Realty Corporation, its general partner

By:	/s/ Stephen E. Riffee
Name: Stephen E. Riffee Title: Chief Financial Officer

Attest:

By:	/s/ Ann Marie Pulsch
Name: Title:	Ann Marie Pulsch Assistant Corporate Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Angelita L. Pena
Name: Title:	Angelita L. Pena Assistant Vice President

Attest:

By:	/s/ Paul J. Schamazel
Name: Title:	Paul J. Schamazel Vice President